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Exhibit 10.7

REGISTRATION RIGHTS AGREEMENT

by and between

TRANSMONTAIGNE PARTNERS L.P.,

and

MSDW BONDBOOK VENTURES INC.

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of May [    ], 2005, by and between TRANSMONTAIGNE PARTNERS L.P., a Delaware limited partnership ("TLP"), and MSDW BONDBOOK VENTURES INC. (the "Purchaser").

        This Agreement is made in connection with the Closing of the issuance and sale of the Purchased Units pursuant to the Subordinated Unit Purchase Agreement, dated as of the date hereof, by and between TLP and the Purchaser (the "Purchase Agreement"). TLP has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchaser pursuant to the terms of the Purchase Agreement. In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I.
DEFINITIONS

        Section 1.01    Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

        "Affiliate" means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, "controlling", "controlled by", and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

        "Conversion Units" means the Common Units issuable upon conversion of the Purchased Units.

        "Effectiveness Period" has the meaning specified therefor in Section 2.01(a) of this Agreement.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Holder" means the Purchaser and any transferee or assignee of the Purchaser's rights under this Agreement pursuant to Section 2.09.

        "Included Registrable Securities" has the meaning specified therefor in Section 2.02(a) of this Agreement.

        "Losses" has the meaning specified therefor in Section 2.07(a) of this Agreement.

        "Managing Underwriter" means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

        "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

        "Piggyback Registration" has the meaning specified therefor in Section 2.02(a) of this Agreement.

        "Purchase Agreement" has the meaning specified therefor in the Recital of this Agreement.

        "Purchaser" has the meaning specified therefor in the introductory paragraph of this Agreement.

        "Registrable Securities" means the Conversion Units until such time as such securities cease to be Registrable Securities pursuant to Section 1.02 hereof.

        "Registration Expenses" has the meaning specified therefor in Section 2.06(a) of this Agreement.

        "Registration Statement" has the meaning specified therefor in Section 2.01(a) of this Agreement.

        "Selling Expenses" has the meaning specified therefor in Section 2.06(a) of this Agreement.

        "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

        "Underwritten Offering" means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a "bought deal" with one or more investment banks.

        Section 1.02    Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a Registration Statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act); or (c) such Registrable Security is held by TLP or one of its Subsidiaries.

ARTICLE II.
REGISTRATION RIGHTS

        Section 2.01    Demand Registration.

        (a)   Demand Registration. If a Holder holds Registrable Securities that it desires to sell, and if (but only if), after consultation with legal counsel, the Holder determines in good faith that there is reasonable uncertainty as to whether Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is available to enable such Holder to dispose of the number of Registrable Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then, at the option and upon the written request of the Holder (such written request to affirm that the Holder has consulted with legal counsel regarding whether Rule 144 or another exemption from registration is available), TLP shall file with the Commission as expeditiously as possible after receiving such written request, and use reasonable best efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Registrable Securities covered by such registration statement have been sold (the "Effectiveness Period"), a registration statement under the Securities Act (including, as provided below or as otherwise elected by TLP, a shelf registration statement permitted by Rule 415 under the Securities Act) registering the offering and sale of the number of Registrable Securities specified by the Holder ("Registration Statement"); provided, however, that TLP shall not be required to effect more than four registrations pursuant to this Section 2.01; and provided further, that TLP shall not be required to effect the registration of fewer than the lesser of 200,000 Registrable Securities (as adjusted to account for any split or reverse split of the Common Units) or the number of Registrable Securities currently outstanding and held by all Holders. Notwithstanding anything herein to the contrary, no Holder will be entitled to demand that any Registrable Securities be registered pursuant to this Section 2.01(a) if such Registrable Securities were outstanding at the time of any prior registration effected by TLP pursuant to this Section 2.01. If the Holders' demand registration rights will be permanently exhausted pursuant to this Section 2.01(a) following the then-current demand, then the Registration Statement for the then-current demand shall be a shelf registration statement permitted by Rule 415 under the Securities Act if so elected by the Holder.

        (b)   Delay Rights. Notwithstanding anything to the contrary contained herein, if TLP determines in good faith that any requested registration of Registrable Securities would be materially detrimental to TLP because such registration would (i) materially interfere with a significant acquisition, reorganization or other similar transaction involving TLP, (ii) require premature disclosure of material information that TLP has a bona fide business purpose for preserving as confidential or (iii) render TLP unable to comply with requirements under applicable securities laws, then TLP shall have the right to postpone such requested registration for a period of not more than six months after receipt of the Holder's request, such right pursuant to this Section 2.01(b) not to be utilized more than once in any twelve-month period. Upon disclosure of such information or the termination of the condition described above, TLP shall provide prompt notice to the Selling Holders whose Registrable Securities were to be included in the requested registration, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

        Section 2.02    Piggyback Registration.

        (a)   Participation. If TLP at any time proposes to file a registration statement with respect to an Underwritten Offering of Common Units for its own account or to register any Common Units for its own account for sale to the public in an Underwritten Offering other than (x) a registration relating solely to employee benefit plans, (y) a registration relating solely to a Rule 145 transaction, or (z) a registration on any registration form which does not permit secondary sales, does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities or would require that TLP effectuate a post-effective amendment to such registration statement to permit such Registrable Securities to be covered by the registration statement, then, as soon as practicable following the engagement of counsel to TLP to prepare the documents to be used in connection with an Underwritten Offering, TLP shall give notice of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the "Included Registrable Securities") as each such Holder may request in writing (a "Piggyback Registration"); provided, however, that TLP shall not be required to offer such opportunity to Holders if TLP has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price or distribution of the Common Units. The notice required to be provided in this Section 2.02(a) to Holders shall be provided on a business day pursuant to Section 3.01 hereof and receipt of such notice shall be confirmed by each Holder. Each Holder shall then have seven calendar days to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, TLP shall determine for any reason not to undertake or to delay such Underwritten Offering, TLP may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder's request for inclusion of such Selling Holder's Registrable Securities in such offering by giving written notice to TLP of such withdrawal up to and including the time of pricing of such offering.

        (b)   Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in a Piggyback Registration advises TLP that the total amount of Common Units which the Selling Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being reasonably likely to have an adverse effect on the price or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall be reduced to equal the number of Registrable Securities that such Managing Underwriter or Underwriters advises TLP can be sold without having such adverse effect, with such reduction to be allocated pro rata among the Selling Holders who have requested participation in the Piggyback Registration (based, for each such Selling Holder, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such Selling Holder in such offering by (B) the aggregate number of Common Units proposed to be sold by all Selling Holders).

        Section 2.03    Underwritten Offering.

        (a)   Demand Registration.    In the event that a Selling Holder elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering, TLP shall enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.07, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities.

        (b)   General Procedures.    In connection with any Underwritten Offering under this Agreement, TLP shall be entitled to select the Managing Underwriter or Underwriters, unless the registration is in respect of at least 450,000 Registrable Securities (as adjusted to account for any split or reverse split of the Common Units), in which case the Selling Holders shall be entitled to select the Managing Underwriter or Underwriters, subject to approval by TLP (such approval not to be unreasonably withheld). In connection with an Underwritten Offering, each Selling Holder and TLP shall be obligated to enter into an underwriting agreement which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, TLP to and for the benefit of such underwriters also be made to and for such Selling Holder's benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with TLP or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to TLP and the Managing Underwriter prior to the time of pricing of such offering.

        Section 2.04 Registration Procedures. In connection with its obligations contained in Section 2.01, TLP will, as expeditiously as possible:

          (a)   prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

          (b)   furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

          (c)   if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that TLP will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (d)   promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any prospectus or prospectus supplement thereto;

          (e)   immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by TLP of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, TLP agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto; in the event that TLP gives any such notice, the Effectiveness Period shall be extended by the number of days from and including the date of the giving of such notice to and including the date when (i) each Selling Holder shall have received copies of the supplemented or amended prospectus or (ii) the stop order, suspension, threat thereof or proceedings related thereto have been removed;

          (f)    upon request and subject to applicable confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

          (g)   in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for TLP, dated the date of the closing under the underwriting agreement, and (ii) a "cold comfort" letter, dated the date of the closing under the underwriting agreement signed by the independent public accountants who have certified TLP's financial statements included or incorporated by reference into the Registration Statement, and each of the opinion and the "cold comfort" letter shall be in customary form and covering substantially the same matters with respect to the Registration Statement (and the prospectus and any prospectus supplement included therein) and as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in Underwritten Offerings of securities, and such other matters as such underwriters may reasonably request;

          (h)   otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (i)    make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and TLP personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that, with respect to any representatives of the Selling Holders, TLP need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with TLP;

          (j)    cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by TLP are then listed;

          (k)   use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of TLP to enable the Selling Holders to consummate the disposition of such Registrable Securities;

          (l)    provide a transfer agent and registrar for all Registrable Securities covered by the Registration Statement not later than the effective date thereof; and

          (m)  enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

        Each Selling Holder, upon receipt of notice from TLP of the happening of any event of the kind described in subsection (e) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.04 or until it is advised in writing by TLP that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by TLP, such Selling Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to TLP (at TLP's expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

        Section 2.05 Cooperation by Holders. TLP shall have no obligation to include in a Registration Statement or Piggyback Registration units of a Holder who has failed to timely furnish such information which, in the opinion of counsel to TLP, is reasonably required in order for the Registration Statement or related prospectus or prospectus supplement to comply with the Securities Act.

        Section 2.06 Expenses.

          (a)   Certain Definitions. "Registration Expenses" means all expenses incident to TLP's performance under or compliance with this Agreement to effect the registration of Registrable Securities, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for TLP, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and reasonable fees and disbursements of Holders' counsel incurred in connection with the exercise of such Holders' rights hereunder, not to exceed $100,000 per registration. In addition, TLP shall not be responsible for any "Selling Expenses," which means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

          (b)   Expenses. TLP will pay all reasonable Registration Expenses in connection with each Registration Statement, whether or not such Registration Statement becomes effective or any sale is made pursuant to such Registration Statement. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

        Section 2.07 Indemnification.

          (a)   By TLP. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, TLP will indemnify and hold harmless each Selling Holder thereunder, its directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys' fees and expenses) (collectively, "Losses"), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that TLP will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in the Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

          (b)   By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless TLP, its directors and officers, and each Person, if any, who controls TLP within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from TLP to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

          (c)   Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the failure to so notify the indemnifying party actually and materially prejudices the indemnifying party. In any action brought against any indemnified party, the indemnified party shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

          (d)   Contribution. If for any reason the indemnification provided for in this Section 2.07 is unavailable to an indemnified party or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between the indemnifying party on the one hand and the indemnified party on the other, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

          (e)   Other Indemnification. The provisions of this Section 2.07 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

        Section 2.08 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, TLP agrees to use its reasonable best efforts to:

          (a)   make and keep public information regarding TLP available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;

          (b)   file with the Commission in a timely manner all reports and other documents required of TLP under the Securities Act and the Exchange Act at all times from and after the date hereof; and

          (c)   for so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of TLP, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

        Section 2.09 Transfer or Assignment of Registration Rights. The rights to cause TLP to register Registrable Securities granted to the Purchaser by TLP under this Article II may be transferred or assigned by the Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) TLP is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (b) each such transferee assumes in writing responsibility for its portion of the obligations of the Purchaser under this Agreement. TLP will notify as promptly as practicable any such transferee or assignee with respect to whom a notice address is provided of TLP's receipt of any request for registration pursuant to this Agreement.

        Section 2.10 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities subject to the Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 90 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other unitholder of TLP on whom a restriction is imposed.

ARTICLE III.
MISCELLANEOUS

        Section 3.01    Communications.    All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

        (a)   if to the Purchaser, at the most current addresses given by the Purchaser to TLP in accordance with the provisions of this Section 3.01, which addresses initially are, with respect to the Purchaser, the addresses set forth in the Purchase Agreement,

        (b)   if to a transferee of the Purchaser, to such Holder at the address provided pursuant to Section 2.09 above, and

        (c)   if to TLP, at 1670 Broadway, 32nd Floor, Denver, Colorado 80202-1373, notice of which is given in accordance with the provisions of this Section 3.01.

        All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt is acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

        Section 3.02    Successor and Assigns.    Subject to Section 2.09, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

        Section 3.03    Recapitalization, Exchanges, etc. Affecting the Common Units.    The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of TLP or any successor or assign of TLP (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

        Section 3.04    Specific Performance.    Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

        Section 3.05    Counterparts.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

        Section 3.06    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        Section 3.07    Governing Law.    The laws of the State of New York shall govern this Agreement without regard to principles of conflict of laws.

        Section 3.08    Severability of Provisions.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

        Section 3.9    Entire Agreement.    This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by TLP set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        Section 3.10    Amendment.    This Agreement may be amended only by means of a written amendment signed by TLP and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

        Section 3.11    No Presumption.    In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

        Section 3.12    Tax Year.    The Purchaser represents and warrants to TLP that its taxable year ends on November 30. The Purchaser will promptly notify TLP of any change or proposed change to its taxable year.

        [The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TRANSMONTAIGNE PARTNERS L.P.
By:	TransMontaigne GP L.L.C., Its General Partner
By:
Name: Title:
MSDW BONDBOOK VENTURES INC.
By:
Name: Title:

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  Exhibit 10.7
REGISTRATION RIGHTS AGREEMENT by and between TRANSMONTAIGNE PARTNERS L.P., and MSDW BONDBOOK VENTURES INC.
REGISTRATION RIGHTS AGREEMENT
ARTICLE I. DEFINITIONS
ARTICLE II. REGISTRATION RIGHTS
ARTICLE III. MISCELLANEOUS